SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2005
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MCI, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-10415	20-0533283
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

22001 Loudoun County Parkway, Ashburn,	20147
Virginia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 10, 2005, the Compensation Committee (the “Compensation Committee”) of MCI, Inc.’s (the “Company”) Board of Directors approved a special one-time incentive payment to two of the Company’s named executive officers in recognition of their extraordinary accomplishments in 2004 that led to the restatements of the Company’s financial statements for 2002 and 2003 and to the Company’s successful reemergence from Chapter 11 proceedings. A payment of $300,000 was approved for each of Robert T. Blakely, the Company’s Executive Vice President and Chief Financial Officer and Anastasia D. Kelly, the Company’s Executive Vice President and General Counsel.

     On February 10, 2005, the Compensation Committee also adopted performance criteria for the payment of incentive awards under the Company’s Corporate Variable Pay Plan in respect of the first half of 2005. The incentive awards for the Company’s named executive officers and other members of the executive leadership team will be based on their performance against a “balanced scorecard” comprised of 60% EBITDA and 40% individual performance targets. Incentive awards for each functional group executive (for example, finance, legal, etc.) will be based on the Company’s overall EBITDA and incentive awards for other executives will be based on the EBITDA of such executive’s business unit.

     The Company intends to provide additional information regarding the compensation awarded to the Company’s named executive officers in respect of and during the year ended December 31, 2004, in the proxy statement for the Company’s 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC.
(Registrant)

By:	/s/ Eric R. Slusser

	Name:	Eric R. Slusser
	Title:	Senior Vice President, Controller

Dated: February 16, 2005